SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2012

LEVI STRAUSS & CO.

(Exact name of registrant as specified in its charter)

DELAWARE	002-90139	94-0905160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1155 BATTERY STREET

SAN FRANCISCO, CALIFORNIA 94111

(Address of principal executive offices, including zip code)

(415) 501-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) The Chief Financial Officer of Levi Strauss & Co., Blake Jorgensen, will leave the Company on August 17, 2012 to pursue another opportunity. Upon his departure, the Company’s Vice President, Finance, Americas Commercial Operations, Kevin Wilson, will act as an interim chief financial officer until the position is permanently filled. Mr. Wilson, 47, has been at the Company since 2006, in various roles including Vice President, Finance for Global Dockers® since 2009 and, prior to that, Vice President, Finance, Distribution and Indirect Procurement. Prior to his employment with the Company, he spent 17 years at Ford Motor Company in a wide range of financial roles in the United States and abroad.

There is no understanding or arrangement between Mr. Wilson and any other person or persons with respect to his role as the interim chief financial officer and there are no family relationships between Mr. Wilson and any director or other executive officer or person nominated or chosen by the Company to become a director or executive officer. There have been no transactions, nor are there any currently proposed transactions, to which the Company was or is to be a participant in which Mr. Wilson or any member of his immediate family had, or will have, a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVI STRAUSS & CO.

DATE: July 31, 2012	By:	/s/ Heidi Manes
	Name:	Heidi L. Manes
	Title:	Vice President and Controller